Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

THE TORO COMPANY

(A Delaware Corporation)

ARTICLE I
Offices, Corporate Seal, Records, and Forum

Section 1.1    The registered office of the Corporation shall be established and maintained in the City of Dover, in the County of Kent, in the State of Delaware, and the Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine. Unless otherwise determined by the Board of Directors, the principal executive office of the Corporation shall be at 8111 Lyndale Avenue South, in the City of Bloomington, County of Hennepin, State of Minnesota.

Section 1.2    The Corporation may have a corporate seal in such form as determined by the Board of Directors, which may be altered at its pleasure, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 1.3    The Corporation shall at all times keep at its principal executive office, or at such other place or places as the Board of Directors may determine, a share register giving the names and addresses of the stockholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued, or, in the case of uncertificated shares, the date the electronic entry evidencing the ownership of the shares was made in the Corporation’s records.

Section 1.4    The Corporation shall at all times keep at its principal executive office the following records:

(a)   The original or copies of records of all proceedings of stockholders and directors, of its bylaws and all amendments thereto, and of reports made to stockholders or any of them within the next preceding three years;

(b)   A statement of names and usual business addresses of its directors and principal officers; and

(c)   Appropriate financial statements.

Section 1.5    Subject to law and any order of the Court of Chancery, any stockholder of record shall have the right to inspect and make copies or extracts therefrom, upon proper written demand under oath stating the purpose thereof, in person or by attorney or other agent, at any reasonable time or times, for any proper purpose, and at the principal executive offices of the Corporation, the stock ledger, a list of stockholders, and other books and records, required financial statements, and the records of the proceedings of the stockholders and directors.

Section 1.6    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought by or on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer, other employee, agent or affiliate of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation, as amended, or these Amended and Restated Bylaws (for purposes of such references herein, as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation or any action asserting a claim against any current or former director or officer or other employee of the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware shall be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such court does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 1.7    Whenever used in these Amended and Restated Bylaws, words in the masculine gender shall include the feminine gender.

ARTICLE II
Meeting of Stockholders

Section 2.1    All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors in the notice of the meeting. The Board of Directors also may determine that a meeting of the stockholders shall not be held at any place, but instead solely by means of remote communication pursuant to Section 211 of the General Corporation Law of the State of Delaware. Participation by remote communication shall constitute presence at the meeting.

Section 2.2    Annual meetings of the stockholders, if any, shall be held on the day or date and at the time, place, if any, and the means of remote communication, if any, as the Board of Directors may fix from time to time in its discretion, for the election of directors and the transaction of such other business as may come before the annual meeting; provided, however, that any previously scheduled annual meeting of the stockholders may be postponed, rescheduled or canceled by resolution of the Board of Directors (or by action of the officers of the Corporation if such authority has been delegated by the Board of Directors) upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders; and provided, further, that no business with respect to which special notice is required by law shall be transacted at an annual meeting unless such notice shall have been given.

Section 2.3    Special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors; provided, however, that any previously scheduled special meeting of the stockholders may be postponed, rescheduled or canceled by resolution of the Board of Directors (or action of the officers of the Corporation if such authority has been delegated by the Board of Directors) upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at a special meeting shall be confined to the purposes stated in the call and notice thereof.

Section 2.4    Notice of each annual and special meeting of stockholders stating the date, time, place, if any, the means of remote communication, if any, thereof, and the general nature of the business to be considered thereat, shall be given at least ten days and not more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall be deemed delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

Section 2.5    Each stockholder who is entitled to vote pursuant to the terms of the Restated Certificate of Incorporation and these Amended and Restated Bylaws, or who is entitled to vote pursuant to the laws of the State of Delaware, shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the Restated Certificate of Incorporation, these Amended and Restated Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or represented by proxy at the meeting and entitled to vote thereon. Any nominee for director in an uncontested election as to whom a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors are designated to be “withheld” from, or are voted “against”, that director’s election shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall evaluate the best interests of the Corporation and its stockholders and shall recommend to the Board of Directors the action to be taken with respect to such tendered resignation.

A complete list of the stockholders entitled to vote at any meeting of stockholders at which directors are to be elected, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, or if the meeting is held solely by means of remote communication, at the Corporation’s principal executive office. The list shall also be produced and kept at such place during the whole time of the meeting, and may be inspected by any stockholder who is present.

The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including without limitation as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate inspector has been appointed to act or is able to act at a meeting of stockholders, the Chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 2.6    Except as otherwise required by law, by the Restated Certificate of Incorporation or by these Amended and Restated Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the voting power of the outstanding stock of the Corporation shall constitute a quorum at all meetings of the stockholders. The Chair of any annual or special meeting of the stockholders or a majority in interest of the stockholders entitled to vote thereat shall have the power to adjourn such meeting from time to time, without notice other than announcement at the meeting, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law; provided, however, that if such adjournment is for more than thirty days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless the Board of Directors shall have fixed a new record date for such adjournment or adjournments pursuant to Section 2.7 of these Amended and Restated Bylaws.

The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.7    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or adjournments of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.8    (A) (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the annual meeting and is present in person at the annual meeting, and (iii) complied with the notice procedures set forth in this Bylaw as to such nominations or other business. Except for proposals properly made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors of the Corporation or to propose other business to be considered by the stockholders at an annual meeting of stockholders. For purposes of this Section 2.8, “present in person” shall mean that the stockholder making the relevant proposal or nomination, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at the meeting, including by remote communication if the meeting is held by remote communication pursuant to Section 2.1 of these Amended and Restated Bylaws. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust.

(2) Without qualification, for any nominations of one or more persons for election to the Board of Directors of the Corporation or any other business to be properly brought before an annual meeting by a stockholder, in each case, pursuant to clause (c) of paragraph (A) (1) of this Bylaw, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from the first anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to the date of such rescheduled annual meeting and not later than the close of business on the later of (x) the ninetieth day prior to the date of such rescheduled annual meeting or (y) the tenth day following the day on which public announcement of the date of such rescheduled annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of this Bylaw, the stockholder providing the notice of a proposed nomination or other business proposed to be brought before an annual meeting, the beneficial owner, if different, on whose behalf the proposed nomination or other business proposed to be brought before an annual meeting is made, and any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), are referred to as “Proposing Persons”. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (A)(2) or paragraph (B) of these Bylaws) shall set forth, as of the date of such notice:

(a) As to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the regulations promulgated thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if a Proposing Person, or any person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(b) As to any business other than nominations for election of one or more directors that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, and (ii) a reasonably detailed description of all agreements, arrangements and understandings between or among any Proposing Person and/or any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c) As to each Proposing Person, (i) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of any other Proposing Persons, (ii) the class and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially by such Proposing Person, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of the Corporation or with a value derived in whole or in part from the value of any shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying capital stock (or any class or series thereof) of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly, owned of record or beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of the Corporation, (v) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, (ix) any material pending or threatened legal proceeding in which the Proposing Person is involved with the Corporation; and (x) any material relationship, contract, or interest between the Proposing Person and the Corporation.

A stockholder providing notice of a proposed nomination for election to the Board of Directors of the Corporation or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of these Bylaws) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this paragraph (A)(2) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). The Corporation may also require any proposed nominee for election to the Board of Directors of the Corporation to furnish such other information as may be reasonably required for the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in paragraph (A)(2) of this Bylaw, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) if and only if the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, who shall be entitled to vote at the special meeting and is present in person at the special meeting and who complies with the notice procedures set forth in this Bylaw under paragraph (A)(2) with respect to nominations for election of directors at an annual meeting of stockholders. Stockholders shall not be permitted to propose other business to be considered by the stockholders at a special meeting. Without qualification, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder otherwise permitted in this Bylaw to nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, may nominate such person(s) for election to such position(s) if the stockholder’s notice required by paragraph (A)(2) shall be delivered to the Secretary at the principal executive offices of the

Corporation not earlier than the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth day prior to such special meeting or (y) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such other business as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation, or these Amended and Restated Bylaws, the Chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed in compliance with this Bylaw and, if such nomination or other business is not in compliance with this Bylaw, to declare that such non-complying nomination or proposal shall be disregarded.

(2) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. This Bylaw is expressly intended to apply to any business proposed to be considered by the stockholders at a meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act. In the case of proposals made pursuant to Rule 14a-8 under the Exchange Act, this Bylaw shall not be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(3) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.9    The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of any meeting of the stockholders shall have the right and the authority to determine the order of business for the meeting, prescribe such rules, regulations and procedures and to do all such acts, as in the judgment of such Chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

ARTICLE III
Directors

Section 3.1    The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than eight (8) nor more than twelve (12) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of its members. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of Class A to expire at the 1984 Annual Meeting of Stockholders, the term of office of Class B to expire at the 1985 Annual Meeting of Stockholders and the term of office of Class C to expire at the 1986 Annual Meeting of Stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 3.2    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the Class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Common Stock of the Corporation.

Section 3.3    Regular meetings of the Board of Directors shall be held on such dates as a majority of the entire Board of Directors may fix from time to time in its discretion, and at such time and place as the Chairman of the Board of Directors or, in his absence, the Chief Executive Officer, or in his absence, the President shall determine, preferably at the principal executive office of the Corporation. At least three (3) days’ notice thereof shall be given by the Secretary to each director, either personally or by telephone, mail, electronic transmission or facsimile transmission.

Section 3.4    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Presiding Non-Management Director, if any, the Chief Executive Officer or by a majority of the entire Board of Directors, and not less than twenty-four (24) hours’ notice thereof shall be given by the Secretary to any director, either personally or by telephone, mail, electronic transmission or facsimile transmission.

Section 3.5    Any action taken by the Board of Directors or any committee thereof at any meeting where all members are present shall be valid whether or not notice of such meeting was in fact given, except as provided by law. Any action which might be taken at a meeting of the Board of Directors, or at a meeting of any committee thereof as the case may be, may be taken without meeting as provided by law, including by means of consents thereto in writing or by electronic transmission.

Section 3.6    At all meetings of the Board of Directors a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but if less than a quorum are present, those present may adjourn the meeting from time to time until a quorum shall be present.

Section 3.7    A majority of the entire Board of Directors may elect from among the directors an Executive Committee, a Compensation and Human Resources Committee, an Audit Committee, and a Nominating and Governance Committee, and such other committees as the Board of Directors may from time to time determine, to serve at the pleasure of the Board of Directors and to have and to exercise such power and authority as the Board of Directors shall specify. The members of the Board of Directors and of said committees shall have the role of monitoring the conduct of the business and affairs of the Corporation on behalf of all of the constituencies of the Corporation, including in particular, those who invest in the stock of the Corporation, in an environment of loyal but independent oversight. Each committee shall maintain independent minutes of action and shall report the same when and as required by the Board of Directors.

Section 3.8    The Executive Committee shall consist of a minimum of three directors of the Corporation, including the Chairman of the Board of Directors, and one of the members shall be designated by the Board of Directors as its Chair. The Chair of the Executive Committee shall preside at all meetings of the Executive Committee and shall perform such other duties as may be prescribed by the Board of Directors. The underlying purpose of the Executive Committee is to exercise all of the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Committee shall have discretionary authority to undertake additional activities within the scope of its primary functions.

Section 3.9    The Audit Committee shall consist of a minimum of three directors of the Corporation, each of whom shall meet the independence and other requirements established by law, the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards, and one of the members shall be designated by the Board of Directors as its Chair. The Chair of the Audit Committee shall preside at all meetings of the Audit Committee and shall perform such other duties as may be prescribed by the Board of Directors. The primary functions of the Audit Committee are to perform its duties and responsibilities as outlined in the Audit Committee Charter. The manager of the Corporation’s internal auditing function, when operative, shall have an indirect reporting relationship to the Audit Committee, and shall perform such duties as may be prescribed by the Board of Directors or by the Audit Committee. The Audit Committee shall have discretionary authority to undertake additional activities within the scope of its primary functions.

Section 3.10  The Compensation and Human Resources Committee shall consist of a minimum of three directors of the Corporation, each of whom shall meet the independence and other requirements established by law, the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards and Section 162(m) of the Internal Revenue Code of 1986, or its successor provision, as amended, and one of the members shall be designated by the Board of Directors as its Chair. The Chair of the Compensation and Human Resources Committee shall preside at all meetings of the Compensation and Human Resources Committee and shall perform such other duties as may be prescribed by the Board of Directors. The primary functions of the Compensation and Human Resources Committee are to perform its duties and responsibilities as outlined in the Compensation and Human Resources Committee Charter. The Compensation and

Human Resources Committee shall have discretionary authority to undertake additional activities within the scope of its primary functions.

Section 3.11  The Nominating and Governance Committee shall consist of a minimum of three directors of the Corporation, each of whom shall meet the independence and other requirements established by law, the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards, and one of the members shall be designated by the Board of Directors as its Chair. The Chair of the Nominating and Governance Committee shall preside at all meetings of the Nominating and Governance Committee and shall perform such other duties as may be prescribed by the Board of Directors. The primary functions of the Nominating and Governance Committee are to perform its duties and responsibilities as outlined in the Nominating and Governance Committee Charter. The Nominating and Governance Committee shall have discretionary authority to undertake additional activities within the scope of its primary functions.

Section 3.12  Meetings of each committee shall be held from time to time as the Chair of such committee, the Chairman of the Board of Directors, or a majority of the members of such committee shall determine, preferably at the principal executive office of the Corporation. All members of each committee shall be given notice of any meeting by the Secretary, such notice to be provided by telephone, mail, electronic transmission, or facsimile transmission to each member at least three (3) days prior to the date thereof; provided, however, such notice shall not be required as to any member who shall receive notice in person at least twenty-four (24) hours prior to the time of the meeting. Any member may in writing, before or after any meeting, waive notice thereof, and any member by his attendance at, and participation in, the action taken at any meeting shall be deemed to have waived notice thereof. A majority of the members of a committee shall constitute a quorum. Any action which might be taken at a meeting of a committee may be taken without meeting if evidenced by a resolution signed (including by electronic transmission) by all members. The Chair of each Board committee shall preside at all meetings of such committee and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman thereof.

Section 3.13  All action taken by the Board committees shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision by the Board of Directors provided that no acts or rights of third parties shall be prejudiced thereby. All such action shall also be recorded in the minute books of the Corporation in the same manner in which action taken by the Board of Directors is recorded. The affirmative vote of the majority of all members of each committee shall be necessary to its adoption of any resolution.

ARTICLE IV
Officers

Section 4.1    The officers of this Corporation shall be elected by the Board of Directors from time to time as it deems appropriate, and shall include a Chief Executive Officer, who may also be the Chairman of the Board of Directors, a president, and one or more vice presidents one of whom shall perform the duties of the Chief Financial Officer, a secretary, a treasurer, and may include such other officers, including a Chief Operating Officer, one or more group vice presidents, or one or more executive vice presidents, and agents as may from time to time be elected by the Board of Directors. Any two offices except those of the President and Vice President may be held by the same person. All officers shall hold office at the pleasure of the Board of Directors and be subject to dismissal by it, with or without cause. The Chairman of the Board of Directors, to be elected by the Board of Directors from among its members, may be an officer of the Corporation, as determined by the Board of Directors from time to time.

Section 4.2    The salary and other compensation of the Chairman of the Board of Directors, if an officer of the Corporation, the Chief Executive Officer, the President and all elected Vice Presidents shall be fixed by the Compensation and Human Resources Committee or the Board of Directors, as appropriate. If any vacancy shall occur among the elected officers, it shall be filled by the Board of Directors.

Section 4.3    The Chairman of the Board of Directors, or in his absence, the Presiding Non-Management Director, if any, or in his absence, the Chair of the Compensation and Human Resources Committee, shall preside at all meetings of the Board of Directors.

Section 4.4    The Chief Executive Officer shall have responsibility for the general management and control of the business and affairs of the Corporation, as prescribed by the Board of Directors. The Chief Executive Officer has authority to appoint certain officers of the Corporation, including vice presidents and certain assistant officers whose responsibilities do not warrant election by the Board of Directors, and shall also perform such other duties as may be prescribed by the Board of Directors.

Section 4.5    The President shall perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board of Directors, the Presiding Non-Management Director, if any, and the Chief Executive Officer, he shall preside at all meetings of the stockholders and otherwise perform the Chief Executive Officer’s duties as prescribed by the Board of Directors.

Section 4.6    Each Vice President shall perform such duties as may be prescribed by the Board of Directors. The Vice President of Finance shall be the Chief Financial Officer. In the absence or disability of the Chief Executive Officer, the President shall succeed to his powers and duties, and in the absence of the President, the Chief Financial Officer shall first succeed to his powers and duties, then the Executive or Group Vice Presidents in order of seniority and in the event all are unable to serve for any reason, the Vice Presidents shall succeed to their power and duties in the order in which elected.

Section 4.7    The Secretary shall attend all meetings of the Board of Directors, Executive Committee, other committees of the Board of Directors and of the stockholders, and record all votes and keep minutes of all proceedings. He shall give, or cause to be given, required notices of meetings of the Board of Directors, Executive Committee, other committees of the Board of Directors and of the stockholders. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.8    The Treasurer shall maintain necessary relationships with banks and other financial institutions and provide for adequate lines of credit; shall plan for and maintain adequate funds in appropriate working and depository accounts to meet outstanding and planned commitments; and shall be responsible for safe custody and control of all funds and securities of the Corporation. He shall establish policies and procedures in relation to, and supervise management of, the extension of credit, and the collection of receivables. He shall maintain appropriate bond and dividend records, provide for proper signature or endorsement on all financial documents of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 4.9    The assistant to any officer shall, in the absence or disability of that officer, perform his duties and shall perform such other duties as may be prescribed by the Board of Directors.

(Adopted by the Board of Directors on July 19, 2016)